SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 23, 2006

ALLIANCE RECOVERY CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE		30-0077338
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

#390-1285 N. Telegraph Road

Monroe, Michigan 48162-3368

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(519) 671-0417

(ISSUER TELEPHONE NUMBER)

(FORMER NAME AND ADDRESS)

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ITEM 8.01	OTHER EVENTS.

We have determined that common stock sold pursuant to our private placement offerings prior to July 1, 2004 may be in violation of the requirements of the Securities Act of 1933. In October 2005, we became aware that the private placement offerings prior to July 1, 2004 may have violated federal securities laws based on the inadequacy of disclosures in our offering documentation. Specifically, we failed to disclose that we did not have a sufficient amount of authorized shares of common stock in our Articles of Incorporation to issue all the common stock based on the sales in the private placement offerings undertaken by us prior to July 1, 2004. Despite the lack of authorized shares of common stock, we issued shares of common stock pursuant the private offerings in contradiction to our Articles of Incorporation. Since such time, we have amended our Articles of Incorporation to increase the authorized shares of common stock to 100,000,000.

In light of the above, our registration statement on Form SB-2 filed with the Securities and Exchange Commission and declared effective in July 2005 (the “Registration Statement”) may no longer be relied upon. We will file a post-effective amendment to the Registration Statement to rectify the situation set forth above and, specifically, to disclose the lack of unauthorized shares at the time of issuance of common stock sold prior to July 1, 2004 pursuant to our private placement offerings.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

None

(b)	Pro Forma Financial Information.

None

(c)	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE RECOVERY CORPORATION

	By:	/s/ Peter Vaisler
Peter Vaisler
President

Dated: March 23, 2006